SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

STRATEGIC DISTRIBUTION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STRATEGIC DISTRIBUTION, INC.
1414 Radcliffe Street, Suite 300
Bristol, Pennsylvania 19007

NOTICE & PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 31, 2006

To Strategic Distribution Shareholders:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Strategic Distribution, Inc. (“SDI” or the “Company”), a Delaware corporation, will be held on May 31, 2006, at 10:00 a.m., local time, at the offices of Interlaken Capital, Inc., 475 Steamboat Road, Greenwich, Connecticut 06830, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.                To elect nine (9) directors to serve for the ensuing year and until their successors are elected (“Proposal I”);

2.                To ratify the appointment of KPMG LLP as the independent registered public accounting firm of SDI for the fiscal year ending December 31, 2006 (“Proposal II”); and

3.                To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 20, 2006 are entitled to receive notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are encouraged to complete, date, sign and mail the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have returned a proxy.

THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THE PROPOSED ACTIONS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES AS DIRECTORS AND FOR PROPOSAL II.

By order of the Board of Directors

William R. Berkley Chairman of the Board of Directors

April 27, 2006

IMPORTANT: Please complete, date, sign and mail promptly the enclosed proxy in the postage-paid envelope provided to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so even though you have sent in your proxy.

STRATEGIC DISTRIBUTION, INC.
1414 Radcliffe Street, Suite 300
Bristol, Pennsylvania 19007
Phone:  (215) 633-1900

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Strategic Distribution, Inc. (“SDI” or the “Company”), for use at the annual meeting of shareholders to be held on May 31, 2006 at 10:00 a.m., local time, at the offices of Interlaken Capital, Inc., 475 Steamboat Road, Greenwich, Connecticut 06830, and at any adjournment thereof (the “Meeting”). This Proxy Statement and the accompanying 2005 Annual Report of the Company are first being sent, on or about May 4, 2006, to persons who were shareholders of record on April 20, 2006.

Written communications to the Company should be sent to the Company’s office at 1414 Radcliffe Street, Suite 300, Bristol, Pennsylvania 19007. The Company can be reached by telephone at (215) 633-1900.

Matters to be Considered at the Meeting

At the Meeting, the holders of shares of Common Stock, par value $.10 per share (the “Common Stock”), of the Company will be asked to consider and vote upon two proposals described in this Proxy Statement and on any other matters properly brought before the Meeting.

The following is a brief summary of the two proposals. The summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. The members of the Board of Directors unanimously recommend a vote in favor of the nominees as directors, and in favor of the ratification of the appointment of the Company’s independent registered public accounting firm.

Proposal I

Proposal I concerns the election of a board of nine (9) directors, all of whom are currently serving as members of the Board of Directors.

Proposal II

Proposal II concerns the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2006.

Voting at the Meeting

The Board of Directors has fixed the close of business on April 20, 2006 as the record date for the Meeting, and only holders of record of the Common Stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting. On that date, there were outstanding and entitled to vote 2,960,174 shares of the Common Stock, held by approximately 1,500 holders of record. The holders of a majority of the shares of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Meeting.

The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present, in person or by proxy, and voting at the Meeting. “Plurality” means that the individuals who receive the greatest number of votes cast “for” are elected as directors up to the maximum number of directors to be chosen at the Meeting. The approval of Proposal II requires the affirmative vote of a majority of the shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting.

Shareholders may cast their votes in favor of or against each matter presented at the Meeting, or shareholders may abstain from voting. Shareholders abstaining will be deemed present at the Meeting for the purpose of determining whether a quorum has been constituted; however, an abstention on Proposal II will have the effect of a negative vote. Broker non-votes will be counted for the purpose of determining whether a quorum has been constituted, but will be disregarded for voting purposes. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required. William R. Berkley beneficially owns approximately 24.50% of the outstanding shares of the Common Stock and has advised the Company that he intends to vote such shares in favor of the proposals described herein.

Proxies

If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of the Common Stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, such shares will be voted “for” each nominee as director and “for” Proposal II. Proxies will extend to, and be voted at, any adjournment of the Meeting.

The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, should any other matter properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon and it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.

Any shareholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised by giving written notice to the Secretary of the Company at the Company’s address set forth above, by voting the shares represented by such proxy in person at the Meeting or by giving a later dated proxy at any time before the shares are voted at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

Expenses of Solicitation

The costs of the solicitation of proxies will be borne by the Company. Such costs include preparing, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy and reimbursing brokerage firms and others for reasonable expenses incurred by them in connection with forwarding proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone or other communications by directors, officers or regular employees of the Company acting without special compensation.

DESCRIPTION OF OUTSTANDING CAPITAL STOCK

The Common Stock is the only class of capital stock of the Company outstanding and entitled to vote. As of April 20, 2006, there were issued and outstanding 2,960,174 shares of the Common Stock. As of April 20, 2006, there were outstanding options issued under the Company’s Amended and Restated 1990 Incentive Stock Option Plan (the “1990 Plan”) to purchase a total of 16,832 shares of the Common Stock at prices ranging from $3.40 to $64.40 per share, outstanding options issued under the Company’s 1999 Incentive Stock Option Plan (the “1999 Plan”) to purchase a total of 43,350 shares of the Common Stock at prices ranging from $3.60 to $13.90 per share, and outstanding options issued under the Company’s Amended and Restated 1996 Non-Employee Director Stock Plan (the “Director Stock Plan”) to purchase a total of 15,600 shares of the Common Stock at prices ranging from $1.19 to $14.05 per share.

Each share of the Common Stock is entitled to one vote.

ELECTION OF DIRECTORS
(PROPOSAL I)

Introduction

The Board of Directors unanimously recommends that shareholders vote FOR the election as directors of the nominees referred to in this section.

The following table sets forth each nominee’s name, age and the year in which such nominee first became a director:

			Year First
Name	Position(s)	Age	Became Director
William R. Berkley	Chairman of the Board of Directors and Director of the Company	60	1994
William R. Berkley, Jr.	Director of the Company	33	2001
Andrew M. Bursky	Director of the Company	49	1988
Catherine James Paglia	Director of the Company	53	1990
Robert D. Neary	Director of the Company	72	1999
Jack H. Nusbaum	Director of the Company	65	1996
Joshua A. Polan	Director of the Company	58	1988
Mitchell I. Quain	Director of the Company	54	1995
Ronald C. Whitaker	Director of the Company	58	2001

Directors are elected to serve for one year or until the next annual meeting of shareholders.

The nine individuals set forth in the above table are all of the nominees for election as directors at the Meeting. All of the nominees have consented to being named as such in this Proxy Statement and have agreed to serve if elected. If any nominee should become unavailable, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Background of Nominees

The following is a brief account of the business experience of each of the nominees for election as a director. Except as indicated below, there are no family relationships or special understandings pursuant to which such persons have been nominated as directors of the Company. None of the nominees has any substantial interest in any matter to be acted upon, other than the election of directors.

William R. Berkley has been a member of the Board of Directors since 1994, and was elected Chairman of the Board of Directors in March 2000. Mr. Berkley has served as Chairman of the Board of Directors and Chief Executive Officer of W.R. Berkley Corporation, a publicly held property casualty insurance company, since its formation in 1967. He serves as the Chairman of the Board of Directors or Director of a number of other public and private companies. These include The First Marblehead Corporation, a publicly held provider of outsourcing services for private education lending; FFS Holdings, Inc.; Associated Community Bancorp, Inc., a bank holding company which owns all of the issued and outstanding shares of Connecticut Community Bank, N.A., a federally chartered commercial bank; and Interlaken Capital, Inc., a private investment firm (“Interlaken Capital”). Mr. Berkley is Vice-Chairman, and a member of the Executive Committee, of the Board of Trustees of the University of Connecticut; a

Trustee and member of the Executive Committee of the Board of Trustees of New York University; Chairman of the Board of Overseers of New York University Stern School of Business; a Director of Georgetown University; and Co-Chairman of the Sabin Vaccine Institute. Mr. Berkley is the father of William R. Berkley, Jr.

William R. Berkley, Jr. has been a member of the Board of Directors since 2001. Since August of 2005, Mr. Berkley, Jr has served as Executive Vice President of W.R. Berkley Company. From May of 2002, Mr. Berkley, Jr. served as Senior Vice President—Specialty Operations of W.R. Berkley Corporation, where he has been employed since September 1997. From July 1995 to August 1997, Mr. Berkley served in the Corporate Finance department of Merrill Lynch Investment Company. He is a director of W.R. Berkley Corporation; Associated Community Bancorp, Inc. and its Connecticut Community Bank, N.A. subsidiary; LD Realty Advisors LLC; and Interlaken Capital. Mr. Berkley is the son of William R. Berkley.

Andrew M. Bursky has been a member of the Board of Directors since July 1988. From July 1988 to March 2000, he served as Chairman of the Board of Directors. He was President of the Company from November 1989 to December 1990. He has been Chairman and Managing Partner of Atlas Holdings LLC since April 2002, a private holding company. From June 1999 until April 2002, he was a Managing Partner of Pegasus Investors, L.P., a private investment firm. Mr. Bursky is a director of several private companies in which he is an investor.

Catherine James Paglia has been a member of the Board of Directors since 1990. She has been working full time as a Director of Enterprise Asset Management, Inc. since June 1999. Ms. Paglia served as Executive Vice President and Chief Financial Officer of Fine Host Corporation, a contract food service company, from April 1997 to September 1998. She served as Chief Financial Officer of the Company from February 1996 to April 1997, served as Executive Vice President of the Company from January 1989 to April 1997, and served as Secretary and Treasurer of the Company from December 1989 to April 1997. She was Chief Financial Officer of the Company from January 1989 to September 1993. From 1990 to April 1997, Ms. Paglia served as a Managing Director of Interlaken Capital and, from 1982 through 1988, was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure. Ms. Paglia is a director of the Riversource Funds.

Robert D. Neary has been a member of the Board of Directors since January 1999. He is retired Co-Chairman of Ernst & Young, and currently is Chairman of the Boards of Trustees of the Allegiant Funds and the Allegiant Advantage Fund. Mr. Neary is a director of Commercial Metals Company.

Jack H. Nusbaum has been a member of the Board of Directors since 1996. He is Chairman of the New York law firm of Willkie Farr & Gallagher where he has been a partner for more than the last five years. He also is a director of W.R. Berkley Corporation and The Topps Company, Inc.

Joshua A. Polan has been a member of the Board of Directors since 1988. Mr. Polan is a Managing Director of Berkley Capital, LLC, a wholly-owned subsidiary of W.R. Berkley Corporation. He has been an executive officer of Interlaken Capital since June 1988, currently serving as a Managing Director. For more than the five years prior to June 1988, Mr. Polan was a partner in the accounting firm of Touche Ross & Co. He is currently a director of Capital Trust, Inc., a publicly held real estate investment trust, and LD Realty Advisors LLC.

Mitchell I. Quain has been a member of the Board of Directors since 1995. He is presently a Senior Director of ACI Capital LLC, a private investment firm. From 2001 to 2005 he was Chairman of Register.com. From 1997 through 2001 he was Head of The Industrial Manufacturing Group at ABN Amro and predecessor companies, most recently as Vice-Chairman. For more than five years prior to May 1997, Mr. Quain was a Managing Director of Schroder Wertheim & Company. Mr. Quain is also a director of Hardinge, Inc., MagneTek, Inc., and Titan International. Mr. Quain is Chairman of the Board

of Overseers of the School of Engineering and Applied Sciences at the University of Pennsylvania where he also serves on the Board of Trustees, and is a member of the Board of Trustees of Curry College in Milton, Massachusetts.

Ronald C. Whitaker has been a member of the Board of Directors since 2001. He is presently the President and Chief Executive Officer of HYCO International, a manufacturer of hydraulic cylinders. Mr. Whitaker served as President and Chief Executive Officer of the Company from September 2000 to January of 2003. From July 1999 to September 2000, Mr. Whitaker was an Operating Partner of Pegasus Investors, L.P., and from October 1996 to July 1999 served as President and Chief Executive Officer of Johnson Worldwide Associates, a worldwide producer of outdoor sporting goods. Prior to October 1996, he held the positions of President, Chief Executive Officer and/or Chairman at various manufacturing companies, including EWI (Studebaker) Inc., Colt’s Manufacturing and Wheelabrator Corporation. He is currently a director of Firearms Training Systems.

The Board of Directors recommends that shareholders vote FOR the election of each of the nominees as Directors.

Audit Committee

The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) under the Securities Exchange Act of 1934, as amended. The Audit Committee has been composed of Robert D. Neary, Catherine James Paglia and Mitchell I. Quain since May 19, 2004. The Board has also determined that each member of the Audit Committee qualifies as an audit committee financial expert as defined under the regulations of the Securities and Exchange Commission. Please refer to the section entitled “Committees and Meetings” below for additional information on the Company’s Audit Committee.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL II)

The Board of Directors unanimously recommends that shareholders vote FOR this Proposal II.

KPMG LLP has been appointed by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006 (the independent registered public accounting firm of the Company is sometimes referred to hereafter as the “independent auditors” or the “auditors”). The Board of Directors is submitting this matter to a vote of shareholders in order to ascertain their views. If the appointment of KPMG LLP is not ratified at the Meeting, the Audit Committee will reconsider the appointment of auditors and will appoint auditors for the 2006 fiscal year without further shareholder action. Further, even if the appointment of auditors is ratified by shareholder action, the Audit Committee may at any time in the future in its discretion reconsider the appointment of auditors without submitting the matter to a vote of shareholders. The audit of the Company for fiscal 2005 was conducted by KPMG LLP.

Audit Fees

The Audit Committee pre-approves all engagements of the Company’s independent registered public accounting firm for both audit and permissible non-audit services, including the fees and terms of each engagement. The Audit Committee annually meets with the independent registered public accounting firm and reviews and pre-approves all audit-related services prior to the commencement of the audit engagement. For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee and the Chairman reviews the nature and terms of any proposed engagement of the independent registered public accounting firm. The Chairman will discuss the matter with management and, as necessary, with the independent registered public accounting firm, prior to making any determination to approve or reject any such engagement. Any approvals of non-audit services are then reported by the Chairman at the next Audit Committee meeting. All audit and non-audit services described below were pre-approved by the Audit Committee in accordance with the foregoing procedures.

Audit Fees:   For the Company’s fiscal years ended December 31, 2005 and 2004, the Company paid KPMG LLP fees for audit services totaling $259,000 and $240,000, respectively.

Audit Related Fees:   During the Company’s fiscal years ended December 31, 2005 and 2004, the Company did not engage KPMG LLP to provide other audit related services.

Tax Fees:   For the Company’s fiscal year ended December 31, 2005, the Company did not engage KPMG LLP to provide tax related services. For the Company’s fiscal year ended December 31, 2004, the Company engaged KPMG LLP to provide tax related services associated with the Company’s Mexican subsidiary, the fees for which were $6,000.

All Other Fees:   During the Company’s fiscal years ended December 31, 2005 and 2004, the Company did not engage KPMG LLP to provide other services.

A representative of KPMG LLP is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the Meeting.

The affirmative vote of a majority of the shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve this Proposal II. Broker non-votes will be disregarded for voting purposes and will have no effect on the outcome of the vote on this Proposal II; however, an abstention on this Proposal II will have the effect of a negative vote.

The Board of Directors recommends that shareholders vote FOR this Proposal II.

COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 2005, the Board of Directors held four meetings and acted one time by unanimous written consent. Each of the directors attended at least 75% of the total number of meetings of the Board and meetings of the Committees of which the director was a member.

The Board has four standing committees: the Executive Committee, the Stock Option and Compensation Committee, the Audit Committee and the Section 162(m) Committee.

The Board has reviewed the relationships of each of its members and determined they all are deemed independent; as such term is defined under the current listing standards of the NASDAQ National Market.

The Executive Committee, composed of William R. Berkley, Jack H. Nusbaum and Ronald C. Whitaker, has the authority, with the authorization of the Board of Directors, to exercise all of the powers and authority of the Board to the extent permitted under the laws of the State of Delaware and the Company’s Second Restated Certificate of Incorporation and By-laws. The Executive Committee did not hold any official meetings or act by unanimous written consent in 2005.

The Stock Option and Compensation Committee, composed of Andrew M. Bursky and Joshua A. Polan, establishes the general compensation policies of the Company and the specific compensation level for the Company’s executive officers. The Stock Option and Compensation Committee also administers the Director Stock Plan and, prior to the formation of the Section 162(m) Committee, administered the 1990 Plan. The Stock Option and Compensation Committee did not hold any official meetings or act by unanimous written consent in 2005.

The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) under the Securities Exchange Act of 1934, as amended. The Audit Committee has been composed of Robert D. Neary, Catherine James Paglia and Mitchell I. Quain since May 19, 2004. The Audit Committee undertakes those tasks which, in its judgment, most effectively contribute to the integrity of the Company’s financial reporting process. In particular, the Audit Committee considers and approves the engagement of the independent registered public accounting firm, approves the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, considers and approves audit and non-audit fees, and reviews the Company’s internal controls with management and the independent registered public accounting firm. The Audit Committee held five meetings in 2005. Each member of the Audit Committee attended each of the meetings with the exception of Ms. Paglia who attended all but one of the meetings held. The Board of Directors has determined that the members of the Audit Committee are independent, as independence for audit committee members is defined in the NASDAQ National Market listing standards and Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Board has also determined that each member of the Audit Committee qualifies as an audit committee financial expert as defined under the regulations of the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee..

The Section 162(m) Committee is composed of Andrew M. Bursky and Robert D. Neary, and has the authority to administer the 1990 Plan and approve all options granted thereunder, as well as all options granted under the 1999 Plan. The Section 162(m) Committee did not hold any official meetings or act by unanimous written consent in 2005.

Nomination of Directors

The Board of Directors has adopted procedures providing that nominations for candidates for director will either be (i) recommended by a majority of the independent directors for selection by the Board or (ii) discussed by the full Board and approved for nomination by the affirmative vote of a majority of the Board, including the affirmative vote of a majority of the independent directors. The Company does not have a nominating committee. Due to the fact that all nine of the directors are independent under NASDAQ National Market listing standards, including the Chairman of the Board of Directors, the Company does not believe there is a need to establish a separate nominating committee.

In searching for qualified director candidates to be nominated to stand for election to the Board or fill vacancies in the Board, the Board or the independent directors (as applicable, the “Nominating Group”) is guided by the process set forth below. For nominations required for election at an annual meeting of stockholders, the Nominating Group first considers nominating the current directors whose terms are expiring and considers their past performance on the Board, in accordance with the criteria described below, in determining whether to nominate them for re-election.

Criteria:   The Board evaluates candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, independence (for purposes of compliance with the rules of the Securities and Exchange Commission  and the listing standards of the NASDAQ National Market) and willingness, ability and availability for service.

In connection with nominations for elections at annual meetings or to fill vacancies in the Board, the Nominating Group solicits the current members of the Board for the names of potential qualified candidates. In addition, the Nominating Group may ask the directors to pursue their own business contacts for the names of potentially qualified candidates.

The Nominating Group then considers the potential pool of director candidates derived from the foregoing process, selects the top candidates (by majority vote of the independent directors and, as applicable, the full Board) to fill the number of openings based on their qualifications, the Board’s needs (including the need for independent directors) and the criteria set forth above. The Nominating Group then conducts a thorough investigation of the proposed candidates’ backgrounds to ensure there is no past history that would disqualify the candidate from serving as a director of the Company or bring embarrassment to the Company. Those candidates that are selected and pass the background investigation are either recommended to the full Board for nomination (to the extent the independent directors constitute the Nominating Group) or selected for nomination (to the extent nominations were discussed by the full Board and approved by a majority of the Board and the independent directors). The nominees for this Meeting were discussed by the full Board and approved for nomination by the affirmative vote of a majority of the full Board (constituting the affirmative vote of a majority of independent directors).

SDI has not engaged, nor does it believe that it is necessary to engage, any third party to assist it in identifying director candidates, and it has never received a proposed candidate from a source outside of the Company. In August 2004, the Board of Directors of the Company, including the independent directors, implemented a policy that they would not consider nominees proposed by shareholders in making nominations for director. The Board believes that this policy is appropriate based on the directors beneficially owning a large percentage of the outstanding Common Stock of the Company. Also, the independence of the all of the Board members along with their sophistication and business contacts ensure that well qualified candidates will be nominated for election.

IDENTIFICATION OF EXECUTIVE OFFICERS

Name	Executive Position and Offices Held	Executive Officer Since	Term Expires	Age
Donald C. Woodring	President and Chief Executive Officer	2003	2006	43
Philip D. Flynt	Vice President, Chief Financial Officer and Treasurer	2005	2006	45
Daniel J. Kearney	Vice President, General Counsel & Secretary	2004	2006	43

Background of Executive Officers

The following is a brief account of the business experience of each of the persons listed in the foregoing table. There are no family relationships or special understandings pursuant to which such persons have been elected as officers of the Company except as described below. None of the officers has any substantial interest in any matter to be acted upon.

Mr. Woodring has served as the Company’s Chief Executive Officer since January of 2003 after holding other executive support and operating roles in the Company. He joined SDI in December 2000 after consulting for the Company. Prior to establishing his own consulting company in October 1999, Mr. Woodring was the Vice-President of Logistics for Pameco Corporation, a wholesale distributor of HVAC/R products, from February 1998 to October 1999 and held the same position with EMCO, Ltd., a Canadian and U.S. based wholesale distributor of plumbing and PVF products, from February 1997 to February 1998. Prior to that, Mr. Woodring was Senior Vice-President of Metro Canada Logistics, a third party logistics company, from October 1993 to January 1997, and General Manager for the Mexican operations of Exel Logistics, a third party logistics company, from January 1987 to October 1993, leaving briefly to support his family’s business. Mr. Woodring earned a B.S. degree from The Pennsylvania State University in Business Logistics.

Mr. Flynt joined SDI as Vice President, Chief Financial Officer and Treasurer of the Company in May of 2005. Before joining SDI, Mr. Flynt served as Chief Financial Officer, Secretary and Treasurer of SED International Holdings, Inc, an international distributor of microcomputer products, wireless handsets and consumer electronics. Prior to that, Mr. Flynt served as Vice-President of Treasury for Glenayre Electronics, Inc, from 2000 to 2002 after starting there as an accounting manager in 1994. Mr. Flynt earned his Bachelor of Arts from Birmingham-Southern College, with a double major in accounting and business administration and is a Certified Public Accountant.

Mr. Kearney joined the Company as Vice President of Human Resources, General Counsel and Secretary in August of 2004. Before joining SDI, during 2002 and 2003, Mr. Kearney acted as Interim Corporate Counsel for Quest Diagnostics, and from 1996 to 2002, Mr. Kearney served as Vice President and General Counsel of Stitch Networks Corporation, a provider of wireless networking solutions for remotely managing distributed assets and inventory. Mr. Kearney was promoted to President of Stitch Networks Corporation in 2002. From 1993 to 1995, Mr. Kearney served as General Counsel and Secretary of SWFTE International, Ltd., an international software publisher. Before joining SWFTE International, Mr. Kearney practiced corporate and securities law for six years at Philadelphia based law firms, Pelino & Lentz, P.C. (from 1989 to 1993) and Drinker Biddle & Reath (from 1987 to 1989). Mr. Kearney earned his Juris Doctorate Degree from the Dickinson School of Law and his B.S. Degree in Accounting from Saint Francis University.

Business Ethics Policy

The Company has adopted a Business Ethics Policy which applies to all directors, officers and employees. A copy of the policy is available by request and was filed with the Company’s June 30, 2004 Quarterly report on Form 10-Q. The Company intends to make any disclosures regarding amendments to, waivers from, the Business Ethics Policy as required under Form 8-K.

REPORT OF THE AUDIT COMMITTEE (1)

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility to oversee the process of financial reporting by the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement of Auditing Standards No. 61, as may be modified or supplemented. In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter it received from the independent registered public accounting firm required by the Independence Standards Board Standard No.1 and considered the compatibility of non-audit services provided by the registered public accounting firm with the auditors’ independence.

The Audit Committee discussed with the Company’s registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The Board of Directors is submitting the appointment of KPMG LLP to the shareholders for ratification.

Robert   D. Neary, Chairman
Catherine James Paglia
Mitchell I. Quain

(1)          This Report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

The following table sets forth all the cash and non-cash compensation for the fiscal year ended December 31, 2005, and for each of the prior two fiscal years, awarded to or earned by the Chief Executive Officer, the Chief Financial Officer, the Executive Vice President and General Counsel and the Company’s former Chief Financial Officer. No other person who served as an executive officer of the Company during the year ended December 31, 2005 earned more than $100,000 in salary and bonus in the fiscal year ended December 31, 2005.

Summary Compensation Table

				Long Term Compensation Awards
		Annual Compensation		Securities	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Underlying Options (#)	Compensation ($)
Donald C. Woodring[1]	2005	$250,000	$50,000	-0-	$15,700	[2]
President and Chief	2004	$250,000	$66,600	10,000	$16,100	[3]
Executive Officer	2003	$236,000	$66,600	-0-	$14,100	[4]
Philip D. Flynt[5]	2005	$114,200	$12,500	-0-	$16,600	[6]
Vice, President, Chief Financial Officer and Treasurer
Daniel J. Kearney[7]	2005	$181,900	$12,500	-0-	$6,500	[8]
Vice President, General	2004	$65,288	$15,000	-0-	$2,500	[9]
Counsel and Secretary
Richard S. Martin[10]	2005	$87,400	-0-	-0-	$3,000	[11]
Former Chief Financial	2004	$183,000	$20,000	7,500	$12,000	[12]
Officer	2003	$112,000	$27,500	-0-	$31,300	[13]

1                    Mr. Woodring was appointed President and Chief Executive Officer on January 15, 2003. Mr. Woodring served as Executive Vice President from January 1, 2003 to January 15, 2003 and his compensation in such capacity is included in his salary for 2003.

2                    Represents payments made by the Company for a leased automobile provided for the use of the executive officer ($8,700) and contributions made by the Company on behalf of the executive officer to the Company's Retirement Savings Plan ($7,000).

3                    Represents payments made by the Company for a leased automobile provided for the use of the executive officer ($9,600) and contributions made by the Company on behalf of the executive officer to the Company's Retirement Savings Plan ($6,500).

4                    Represents payments made by the Company for a leased automobile provided for the use of the executive officer ($8,100) and contributions made by the Company on behalf of the executive officer to the Company's Retirement Savings Plan ($6,000).

5                    Mr. Flynt joined the Company on May 7, 2005.

6                    Represents temporary living expenses paid by the Company on behalf of the executive.

7                    Mr. Kearney joined the Company on August 12, 2004.

8                    Represents medical insurance premiums reimbursed to the executive by the Company.

9                    Represents medical insurance premiums reimbursed to the executive by the Company.

10             Mr. Martin’s employment with the Company commenced on May 16, 2003 and terminated as of May 31, 2005.

11             Represents contributions made by the Company on behalf of the executive officer to the Company’s Retirement Savings Plan.

12             Represents relocation expenses reimbursed by the Company ($6,300) and contributions made by the Company on behalf of the executive officer to the Company’s Retirement Savings Plan ($5,700).

13             Represents relocation expenses reimbursed by the Company.

Option Grants in Last Fiscal Year

There were no options granted during 2005 to the persons named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year
and FY-End Option Values

The following table indicates, for all persons named in the Summary Compensation Table, the number of shares of Common Stock acquired upon exercise of options in 2005, their year-end option holdings and the value of in-the-money unexercised options at December 31, 2005. There were no options exercised by the executive officers in 2005.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money
	Acquired on	Value	Options at FY-End (#)		Options at FY-End ($)
Name	Exercise (#)	Realized($)	Exercisable	Unexercisable	Exercisable (1)	Unexercisable (1)
Donald C. Woodring	-0-	$-0-	7,500	10,000	$48,000	-0-

(1)          The fiscal year-end closing price of the Common Stock was $10.00.

Compensation of Directors

During the fiscal year ended December 31, 2005, in consideration of services rendered during 2005, each of the non-employee members of the Board of Directors received, under the Director Stock Plan, non-qualified options to purchase 400 shares of the Common Stock with an exercise price of $10.00 per share. Under the Director Stock Plan, each of the Company’s directors who is not an employee of the Company will be granted an option to purchase 400 shares of the Common Stock on December 31 of each year. All options are granted at a price equal to the fair market value of the Common Stock on the date of grant, and have a maximum term of five years. During 2005, each non-employee director of the Company received a cash fee of $3,000 in consideration of each meeting of the Board attended by the director. In addition, each non-employee director who served on a committee of the Board (other than the Audit Committee) during 2005, and who remained a director at the end of 2005, received a cash fee of $1,000. During 2005, the Chairman of the Audit Committee received $5,000 and the other members of the Audit Committee received $3,000 for serving on such committee.  During 2006, each non-employee director of the Company will receive a cash fee of $3,000 in consideration of each meeting of the Board attended by the director. In addition, each non-employee director who serves on a committee of the Board during 2006 (other than the Audit Committee), and who remains a director at the end of 2006, will receive a cash fee of $1,000. During 2006, each member of the Audit Committee will receive the following fees, in addition to any other director or committee fees: (i) for the Chairman of the Committee, $2,500 for each regular meeting attended up to a total of $5,000, and (ii) for other members of the Committee, $1,500 for each meeting attended, up to a total of $3,000. The Company also has a general policy to reimburse members of the Board of Directors for all reasonable expenses incurred in connection with their attendance at directors’ meetings.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Stock Option and Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes the general compensation policies of the Company and the specific compensation level for the Company’s executive officers. The Compensation Committee also reviews the levels of compensation of senior officers of the Company’s subsidiaries. The Compensation Committee is composed of Andrew M. Bursky and Joshua A. Polan.

CEO Compensation

The Compensation Committee establishes the Chief Executive Officer’s salary by considering the compensation packages of CEO’s of comparably-sized companies, and by considering the type of compensation package that would be necessary in order to retain a Chief Executive Officer with the skills and experience necessary to achieve the goals that the Board of Directors had established for the Company. The Compensation Committee relied on its general knowledge of the industry and made a subjective determination based thereon. A bonus in the amount of $50,000 was awarded to the CEO of the Company for 2005, based on the Compensation Committee’s subjective evaluation of the Company’s performance in 2005.

Compensation of Executive Officers Generally

The Compensation Committee believes that the compensation of executive officers of the Company should be heavily influenced by Company performance, as measured by achievement of operating, financial and strategic objectives. It further believes that Company performance should be viewed both from a short-term and a long-term perspective. The compensation levels of the Company’s executive officers and of the senior officers of the Company’s subsidiaries are set with a view to aligning compensation with the Company’s business objectives and performance. The Compensation Committee also believes it is important to use compensation to enable the Company to attract and reward officers who contribute to the Company’s long-term success. To these ends, the Company relies on cash compensation consisting of base salary and individual bonus awards and stock based compensation in the form of stock options. Bonuses in the aggregate amount of $75,000 were awarded to all executive officers of the Company for 2005, based on the Compensation Committee’s subjective evaluation of the Company’s performance in 2005.

Stock options are granted to executive officers based on an evaluation of the executive’s ability to influence the Company’s long-term growth and profitability. In the case of senior officers employed by subsidiaries, the subsidiary’s financial performance and potential future contributions to overall corporate profitability are also taken into account.

The Stock Option and Compensation Committee

Andrew M. Bursky
Joshua A. Polan

The report of the Stock Option and Compensation Committee is not “soliciting material,” is not deemed  “filed” with the Securities and Exchange Commission and is not to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

No member of the Stock Option and Compensation Committee was an officer or employee of the Company during fiscal year 2005. Mr. Burskey served as the Company’s President from November of 1989 through December of 1990. No executive officer of the Company has served on the board of directors, the compensation committee or any other board committee performing equivalent functions of any other entity, any of whose officers served either as a member of the Company’s Board of Directors or Stock Option and Compensation Committee.

Employment Contracts, Termination of Employment and Change in Control Agreements

Mr.  Woodring entered into a letter agreement with the Company in November of 2000 relating to his employment with the Company as Senior Vice President, Field Support. Under the letter agreement, Mr. Woodring is entitled to a base salary of $200,000, an $800 per month car allowance and twelve months of severance plus benefits if Mr. Woodring’s employment is terminated for reasons other than cause. Pursuant to the terms of the letter of employment between the Company and Mr. Woodring, Mr. Woodring is entitled at his discretion to trigger the Company’s obligation to pay him one year’s severance plus benefits upon a change in control. As Chief Executive Officer of the Company, Mr. Woodring’s current base salary is $285,000. The letter agreement does not have a stated employment term, and the severance provisions of the letter agreement will remain in effect for so long as Mr. Woodring remains employed by the Company.

Mr.  Flynt entered into a letter agreement with the Company dated May 10, 2005 relating to his employment by the Company as Vice President, Chief Financial Officer and Treasurer of the Company. Under the letter agreement, Mr. Flynt is entitled to a base salary of $180,000 and conditional bonus compensation of up to 30% of Mr. Flynt’s base salary. Mr. Flynt is also entitled to six months of severance if his employment is terminated by the Company for reasons other than cause. As Vice President, Chief Financial Officer of the Company, Mr. Flynt’s current base salary is $195,000. The letter agreement does not have a stated employment term, and the severance provisions of the letter agreement will remain in effect for so long as Mr. Flynt remains employed by the Company.

Mr.  Kearney entered into a letter agreement and employment agreement with the Company in August and November of 2004, respectively, relating to his employment by the Company as General Counsel. Under these agreements, Mr. Kearney is entitled to a base salary of $175,000 and conditional bonus compensation of up to 30% of Mr. Kearney’s base salary. Mr. Kearney is also entitled to six months of severance plus benefits if his employment is terminated by the Company for reasons other than cause. As Vice President, General Counsel and Secretary, of the Company, Mr. Kearney’s current base salary is $200,000. The agreements do not have a stated employment term, and the severance provisions of the agreements will remain in effect for so long as Mr. Kearney remains employed by the Company.

Company Stock Performance Graph

Set forth below is a graph comparing the yearly cumulative total shareholder return on the Company’s Common Stock with the yearly cumulative total shareholder return of the NASDAQ Market Index and an index of a group of peer companies selected by the Company. The comparison of total shareholder returns assumes that $100 was invested on December 31, 2000 in each of the Company, the NASDAQ Market Index and the peer group index, and that dividends were reinvested when and as paid. The companies in the peer group are Lawson Products, Inc., Noland Company, Inc. (through the first quarter of 2005), MSC Industrial Direct Co., Inc., and Industrial Distribution Group, Inc. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the peer group index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 2000 with dividends reinvested

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
Strategic Distribution Inc.	$100	$139	$290	$436	$429	$306
NASDAQ Market Index	$100	$79	$55	$82	$89	$91
Custom Composite Index (4 Stocks)	$100	$110	$109	$155	$208	$229

The Custom Composite Index consists of Lawson Products, Inc., Noland Company, Inc. (through 1Q05), MSC Industrial Direct Co., Inc. and Industrial Distribution Group, Inc.

The price of the Common Stock on December 31, 2005, as reflected in the December 31, 2005 shareholder return in the Performance Graph, represents the last reported sale price of the Common Stock on the NASDAQ National Market on December 30, 2005, the last trading date in 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information, as of April 20, 2006, concerning beneficial ownership of the Common Stock (calculated based on 2,960,174 shares outstanding) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company and each nominee to become a director, (iii) each current executive officer of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner (a)	Beneficial Ownership		Percent of Class
Common Stock	William R. Berkley	725,575	(b)	24.50%
	Director, Chairman of the Board
Common Stock	William R. Berkley, Jr.	36,266	(c)	1.22%
	Director
Common Stock	Andrew M. Bursky	99,296	(d)	3.35%
	Director
Common Stock	Catherine James Paglia	65,741	(e)	2.22%
	Director
Common Stock	Robert D. Neary	7,800	(f)	*
	Director
Common Stock	Jack H. Nusbaum	3,800	(g)	*
	Director
Common Stock	Joshua A. Polan	25,217	(h)	*
	Director
Common Stock	Mitchell I. Quain	22,549	(i)	*
	Director
Common Stock	Ronald C. Whitaker	1,200	(j)	*
	Director
Common Stock	Donald C. Woodring	12,529	(k)	*
	President and Chief Executive Officer
Common Stock	Philip D. Flynt	0		*
	Vice President, Chief Financial Officer, and Treasurer
Common Stock	Daniel J. Kearney	0		*
	Vice President, General Counsel and Secretary
Common Stock	Steel Partners II, L.P.	289,489	(l)	9.78%
Common Stock	Nader Tavakoli	282,211	(m)	9.53%
Common Stock	EagleRock Capital Management, LLC	263,332	(n)	8.90%
Common Stock	Dimensional Fund Advisors Inc.	207,068	(o)	7.00%
Common Stock	Royce & Associates, LLC	174,690	(p)	5.90%
Common Stock	All executive officers and directors,	969,207	(q)	32.41%
	including nominees, as a group (12 persons)

*                    Owns less than 1% of the outstanding shares of the Common Stock.

(a)           The business address of William R. Berkley is 475 Steamboat Road, Greenwich, Connecticut 06830. The business address of Steel Partners II, L. P. is set forth in footnote (l). The business address of Nader Tavakoli is set forth in footnote (m).  The business address of EagleRock Capital Management, LLC is set forth in footnote (n). The business address of Dimensional Fund Advisors Inc. is set forth in footnote (o). The business address of Royce & Associates, Inc. is set forth in footnote (p). The business address for all other individuals  identified in the above table is c/o Strategic Distribution, Inc., 1414 Radcliffe Street, Suite 300, Bristol, Pennsylvania 19007.

(b)          Includes (i) 800 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Berkley;  (ii) 38,841 shares of the Common Stock directly held by The Berkley Family Limited Partnership (as a general partner of the The Berkley Family Limited Partnership, Mr. Berkley may be deemed to be the beneficial owner of such shares); (iii) 30,766 shares of the Common Stock held by William R. Berkley, Jr. and Marjorie J. Berkley, as Trustees of the Trust for the Benefit of William R. Berkley, Jr., a trust for which Mr. Berkley’s spouse is the trustee and his son is the beneficiary (as a result of his spouse’s acting as a trustee, Mr. Berkley may be deemed to be the beneficial owner of such shares); and (iv) 30,766 shares of the Common Stock held by Lauren Elizabeth Berkley and Marjorie J. Berkley, as Trustees of the Trust for the Benefit of Lauren Elizabeth Berkley, a trust for which Mr. Berkley’s spouse is the trustee and his daughter is the beneficiary (as a result of his spouse’s acting as a trustee, Mr. Berkley may be deemed to be the beneficial owner of such shares). The number of outstanding shares used for calculating percent of class is 2,960,974.

(c)           Includes (i) 1,600 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Berkley; and (ii) 30,766 shares of the Common Stock held by William R. Berkley, Jr. and Marjorie J. Berkley, as Trustees of the Trust for the Benefit of William R. Berkley, Jr.(since Mr. Berkley is the beneficiary and co-trustee of this trust, he may be deemed to be the beneficial owner of the shares held by the trust). The 30,766 shares held by the Trust for the Benefit of William R. Berkley, Jr. are the same shares reported by Mr. Berkley’s father in footnote (b) above.   The number of outstanding shares used for calculating percent of class is 2,961,774.

(d)          Includes 2,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Bursky. The number of outstanding shares used for calculating percent of class is 2,962,174.

(e)           Includes 7,000 shares of the Common Stock which are subject to currently exercisable stock options held by Ms. Paglia. The number of outstanding shares used for calculating percent of class is 2,967,174.

(f)             Includes 1,200 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Neary.

(g)           Includes 2,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Nusbaum.

(h)          Includes 2,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Polan, and 5,000 shares held by Mr. Polan’s spouse.

(i)             Includes (i) 2,000 shares of Common Stock which are subject to currently exercisable stock options held by Mr. Quain; (ii) 2,600 shares owned by the Samuel Quain Trust; (iii) 2,600 shares owned by the Rhonda Quain Trust; (iv) 2,600 shares owned by the Jacob Quain Trust; and (v) 2,600 shares owned by the Michelle Quain Trust. Mr. Quain is the Trustee of the Trusts, and, as such, may be deemed the beneficial owner of the shares held in the Trusts.

(j)              Includes 1,200 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Whitaker.

(k)          Includes 10,833 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Woodring.

(l)             The business address of Steel Partners II, L.P. (“Steel Partners”) is 590 Madison Avenue, 32nd Floor,  New York, New York 10022. Information regarding Steel Partners has been obtained by the Company from a Form 4 filed by Steel Partners with the Securities and Exchange Commission on or about January 29, 2004.

(m)      The business address of Nader Tavakoli is 551 Fifth Avenue, 34th Floor, New York, NY 10176. Information regarding Nader Tavikoli has been obtained by the Company from a Schedule 13G filed by Nader Taviloli with the Securities and Exchange Commission on or about February 15, 2005.

(n)          The business address of EagleRock Capital Management, LLC (“EagleRock”) is 551 Fifth Avenue, 34th Floor, New York, NY 10176. Information regarding EagleRock has been obtained by the Company from a Schedule 13G filed by EagleRock with the Securities and Exchange Commission on or about February 15, 2005.

(o)          The business address of Dimensional Fund Advisors Inc. (“Dimensional”) is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information regarding Dimensional has been obtained by the Company from a Schedule 13G filed by Dimensional with the Securities and Exchange Commission on or about February 1, 2006. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 207,068 shares of the Common Stock as of December 31, 2005, all of which shares are held by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such shares.

(p)          The business address of Royce & Associates, LLC (“Royce”) is 1414 Avenue of the Americas, New York, NY  10019. Information regarding Royce has been obtained by the Company from a Schedule 13G filed by Royce with the Securities and Exchange Commission on or about January 31, 2006. Royce is a registered investment adviser.

(q)   Includes 30,633 shares of the Common Stock which are subject to options held by executive officers and directors of the Company that are currently exercisable or will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 2,990,807.

TRANSACTIONS WITH AFFILIATES

The Company has retained Willkie Farr & Gallagher as its legal counsel on certain matters during its last fiscal year and incurred fees of approximately $89,000 in 2005. The Company anticipates it will continue such relationship with the firm in this fiscal year. Mr. Nusbaum, a director of the Company, is Chairman of Willkie Farr & Gallagher.

During the years ended December 31, 2005 and 2004, the Company obtained insurance brokerage services and incurred fees for such services of approximately $20,000 and $40,000, respectively. The Company’s Chairman is a majority shareholder and Chairman of the board of directors of the entity that wholly owns the insurance brokerage firm providing the services.

The Company believes that the foregoing transactions were on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company will engage in transactions with affiliated parties only if they satisfy the foregoing criteria.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for consideration at the Company’s 2007 Annual Meeting of Shareholders, and who wishes to have it set forth in the Company’s proxy statement for such annual meeting and identified in the form of proxy proposed by the Company in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must notify the Company in writing by notice delivered or mailed by first class U.S. mail to Strategic Distribution, Inc., c/o Donald C. Woodring, President and Chief Executive Officer, 1414 Radcliffe Street, Suite 300, Bristol, Pennsylvania 19007, in such manner that such notice is received by the Company not later than January 4, 2007. Any such notice shall set forth: (1) the name and address of the shareholder and the proposal to be introduced; (2) the number of shares held of record, owned beneficially and represented by proxy by such shareholder as of the date of such notice; and (3) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the 2007 Annual Meeting of Shareholders may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

With respect to a proposal submitted by a shareholder for the 2007 Annual Meeting of Shareholders outside of the process of Rule 14a-8 for which notice of the proposal is not received by the Company (at the address stated above) on or before March 20, 2007, the proxy to be solicited on behalf of the Board for the next annual meeting may confer discretionary authority to vote on any such proposal properly coming before such meeting.

Shareholder Communication with the Board

The Company has not adopted a formal written procedure for shareholder communications with the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s General Counsel, 1414 Radcliffe Street, Suite 300, Bristol, Pennsylvania 19007, with a request to forward the same to the intended recipient.

In accordance with Company policy, all of the directors are expected to attend the Annual Meeting of Shareholders unless they have an unavoidable conflict. All of the directors attended the 2005 Annual Meeting of Shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, each person who at any time during 2005 was a director, executive officer or beneficial owner of more than ten percent of the Common Stock filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

MISCELLANEOUS

A copy of the Company’s Annual Report including the Company’s Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, has been delivered free of charge to shareholders with this solicitation. A copy of the Company’s Annual Report on Form 10-K, including exhibits if requested, will be furnished upon the payment of a reasonable fee to cover the Company’s expense in reproducing and mailing same, to each shareholder who mails a written request therefor to: Strategic Distribution, Inc., 1414 Radcliffe Street, Suite 300, Bristol, Pennsylvania 19007, attention:  Shareholder Services.

Please complete, date, sign and mail promptly the accompanying proxy in the postage-paid envelope enclosed for your convenience. The signing of the proxy will not prevent your attending the Meeting and voting in person.

Bristol, Pennsylvania
April 27, 2006

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

STRATEGIC DISTRIBUTION, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS, MAY 31, 2006

The undersigned shareholder(s) of Strategic Distribution, Inc. (the “Company”) hereby appoints Philip D. Flynt, Daniel J. Kearney and William L. Mahone (collectively, the “Proxies”), and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with the power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Shareholders to be held at the offices of Interlaken Capital, Inc., 475 Steamboat Road, Greenwich, Connecticut 06830 on May 31, 2006 at 10:00 a.m. local time, and at any adjournments thereof, for the transaction of the following business:

(Continued on the other side)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE
ENCLOSED ENVELOPE.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL PROPOSALS					PLEASE MARK VOTES AS IN THIS EXAMPLE	☒

Proposal I.  Please indicate your vote for the Directors. The nominees are William R. Berkley, William R. Berkley, Jr., Andrew M. Bursky, Catherine James Paglia, Robert D. Neary, Jack H. Nusbaum, Joshua A. Polan, Mitchell I. Quain and Ronald C. Whitaker.

			PROPOSAL II. To ratify the appointment of KPMG LLP, Certified Public Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	For ☐	Against ☐	Abstain ☐

Election of Directors	For ☐	Withheld ☐

WHEN PROPERLY EXECUTED, THE PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN BELOW. YOU NEED NOT MARK ANY BOXES. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE “FOR” EACH PROPOSAL AND IN THEIR DISCRETION FOR ANY OTHER MATTERS COMING BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

For all nominees, except the following:

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 31, 2006 and the Proxy Statement dated April 27, 2006.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature:				Date:

Signature:				Date:

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE
ENCLOSED ENVELOPE.